UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2012

AAA BEST CAR RENTAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Bannisters Road, Corner Brook, Newfoundland, Canada		A2H 1M5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(709) 660-3056

351 E 16th Street, Paterson, NJ 07524
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 11, 2012, AAA Best Car Rental Inc. (the “Company”) received written consent from the board of directors and a holder of 76.92% of the Company’s voting securities to effect a stock split of the Company’s issued and outstanding shares of common stock, a name change and to increase the Company’s authorized capital.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on January 11, 2012, the Company received written consent from the holder of 76.92% of the Company’s voting securities, for a name change to “Stevia Nutra Corp.”,  and to effect a forward split of the Company’s issued and outstanding shares on a basis of 15 for 1.  Upon effect of the forward split, the Company’s issued and outstanding shares of common stock shall increase from 10,400,000 to 156,000,000 shares of common stock, with a par value of $0.001.

The board of directors and the stockholders also approved to increase the Company’s authorized capital from 75,000,000 to 200,000,000 shares of common stock, with a par value of $0.001.

We anticipate that these changes will take effect with the State of Nevada and the OTC Bulletin Board on January 24, 2012, subject to a review and approval from the Financial Industry Regulatory Authority (“FINRA”).  Once these corporate changes are processed with FINRA, the Company will announce the effectiveness of these changes by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAA BEST CAR RENTAL INC.
/s/ Brian W. Dicks
Brian W. Dicks
President and Director

Date:	January 17, 2012